UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2018

VECTOR GROUP LTD.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section

13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Notes Offering

On November 2, 2018, Vector Group Ltd. (the “Company”) completed the sale of $325.0 million of its 10.500% senior notes due 2026 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A and pursuant to Regulation S in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued under an indenture, dated as of November 2, 2018 (the “Indenture”), among the Company, the subsidiaries of the Company party thereto as note guarantors (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Notes are discussed under Item 2.03 below.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Amendment No. 2 to Third Amended and Restated Credit Agreement

In connection with the issuance of the Notes, on October 30, 2018, Liggett Group LLC (“Liggett Group”) and 100 Maple LLC (“Maple”) entered into Amendment No. 2 (the “Credit Agreement Amendment”) to the Third Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as agent and lender. The Credit Agreement Amendment updates certain defined terms of the Credit Agreement relating to the Notes.

The foregoing summary of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Indenture and 10.500% Senior Notes due 2026

On November 2, 2018, the Company completed the sale of $325.0 million of its 10.500% senior notes due 2026 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A and pursuant to Regulation S in a private offering exempt from the registration requirements of the Securities Act. The Notes were issued under the Indenture.

The aggregate net cash proceeds from the sale of the Notes were approximately $315 million after deducting the Initial Purchaser’s discount and estimated expenses and fees payable by the Company in connection with the Notes offering. The Company is using the net cash proceeds from the offering to redeem, repurchase, repay or otherwise retire, the principal amount, plus accrued and unpaid interest on the Company’s outstanding 7.5% Variable Interest Senior Convertible Notes due 2019, to pay costs and expenses in connection with the offering of the Notes and the transactions contemplated thereby, and for general corporate purposes (including to redeem, repurchase, repay or otherwise retire our outstanding 5.5% Variable Interest Senior Convertible Notes due 2020 at or prior to, their maturity).

The Company will pay cash interest at a rate of 10.500% per year, payable semi-annually on May 1 and November 1 of each year, beginning on May 1, 2019. Interest will accrue from November 2, 2018. Interest on overdue principal and interest, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the Notes. The Company will make each interest payment to the holders of record on the immediately preceding April 15 and October 15.

The Notes are fully and unconditionally guaranteed on a joint and several basis by all of the wholly owned domestic subsidiaries of the Company that are engaged in the conduct of the Company’s cigarette businesses, and by DER Holdings LLC, our wholly owned subsidiary through which the Company indirectly owns a 70.59% interest in Douglas Elliman Realty, LLC, which operates the largest residential brokerage company in the New York metropolitan area and also conducts residential real estate brokerage operations in South Florida, Southern

California, Connecticut, Aspen and Massachusetts. The Notes are not guaranteed by New Valley LLC, or any subsidiaries of New Valley LLC, other than DER Holdings LLC. The Notes are not secured by any of the assets of the Company or the guarantors.

The Notes will be the Company’s general senior unsecured obligations, and will be pari passu in right of payment with all of the Company’s existing and future senior indebtedness and senior in right of payment to all of our future subordinated indebtedness. The Notes will be effectively subordinated in right of payment to all of our existing and future indebtedness that is secured by assets of the Company or assets of the Guarantors, to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all of the liabilities and preferred stock of any of our subsidiaries that do not guarantee the notes.

Each guarantee of the Notes will be the general obligation of the Guarantor and will be pari passu in right of payment with all other senior indebtedness of the Guarantor, including the indebtedness of Liggett Group and Maple under their Credit Agreement with Wells Fargo. Each guarantee of the Notes will be senior in right of payment to all future subordinated indebtedness of the Guarantor, if any.

The Notes mature on November 1, 2026. The Company may redeem some or all of the Notes at any time at a make-whole redemption price. On or after November 1, 2021, the Company may redeem some or all of the Notes at a premium that will decrease over time, plus accrued and unpaid interest, if any, to the redemption date.

In the event of a Change of Control (as defined in the Indenture), each holder of the Notes may require the Company to repurchase some or all of its Notes at a repurchase price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest to the date of purchase. If the Company sells certain assets and does not apply the proceeds as required pursuant to the Indenture, it must offer to repurchase the Notes at the prices listed in the Indenture.

If an Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable, except that an Event of Default resulting from a bankruptcy or similar proceeding with respect to the Company or with respect to the Guarantors who, individually or as a group, would constitute a Significant Subsidiary (as defined in the Indenture) will automatically cause the Notes to become immediately due and payable without any declaration or other act on the part of the Trustee or any Note holders.

The Indenture contains covenants that limit the Company and each Guarantor’s ability to, among other things: (i) incur additional indebtedness; (ii) pay dividends or make other distributions in respect of or repurchase or redeem its equity interests; (iii) prepay, redeem or repurchase its subordinated indebtedness; (iv) make investments; (v) sell assets; (vi) incur certain liens; (vii) enter into agreements restricting its subsidiaries’ ability to pay dividends; (viii) enter into transactions with affiliates; and (ix) consolidate, merge or sell all or substantially all of its assets. These covenants are subject to a number of important exceptions and qualifications, as described in the Indenture.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of November 2, 2018, among Vector Group Ltd., the guarantors named therein and U.S. Bank National Association, as trustee.

10.1	Amendment No. 2 to Third Amended and Restated Credit Agreement, dated as of October 30, 2018, among Liggett Group LLC, 100 Maple LLC and Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

Date: November 2, 2018	By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III Senior Vice President, Treasurer and Chief Financial Officer